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EXHIBIT 10.6

                             EMPLOYMENT AGREEMENT

     This EMPLOYMENT AGREEMENT (this "Agreement") dated June 20, 1996, between SPECIALTY MANAGEMENT, INC., a Nevada corporation (together with its assigns, the "Employer") and a wholly-owned direct subsidiary of SPECIALITY TELECONSTRUCTORS, INC., a Nevada corporation, ("STI") and Keith Hartnett (the "Employee").

     1.   DEFINITIONS.
          -----------

          (a) "Confidential Information" means all information of any kind, type
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     or nature (written or oral) that at any time during the employment of the
     Employee by the Employer is devised, developed, discovered or otherwise learned of by the Employee to the extent that such information relates to the Employer or its corporate parent any of its subsidiaries or its corporate parent's subsidiaries, or any of their respective business, products, processes, properties or their assets, customers, markets, marketing strategies, management, employees, technology, know-how, trade secrets, financial conditions or prospects.

          (b) "Person" means any individual, corporation, partnership, trust,
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     government or regulatory authority, or other entity.

     2.   EMPLOYMENT.  The Employer intends to employ the Employee and the
          ----------
Employee accepts such employment, all upon the terms and conditions of this Agreement.

     3.   TERM.  The term of this Agreement shall begin on June 20, 1996 (the
          ----
"Effective Date") and shall continue until terminated by either party hereto by written notice. By signing this Agreement, the Employee acknowledges and understands that his/her employment by the Employer is AT WILL and may be terminated at any time for any reason, with or without cause, by the Employer. If the Employee is notified that his/her employment will be terminated, the Employee, if requested by the Employer, shall continue to render his/her services to the Employer, and shall be paid his/her regular compensation up to the date of termination. In addition to any earned but unpaid salary, on the date of termination, the Employee shall be paid a severance allowance equal to two weeks' salary, less all amounts required to be withheld and deducted therefrom in accordance with this Agreement and applicable law.

     4.   COMPENSATION.
          ------------

          (a) Salary.  The Employer shall pay the Employee for all services
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     rendered to or on behalf of the Employer a salary of $75,000 per year, payable in equal semi-montly installments. Federal and state income tax withholding, social security contributions and any other taxes, deductions or assessments required by applicable law to be withheld from the Employee's salary will be withheld from salary payments. Salary increases, if any, are at the sole discretion of the Employer.

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     5.  FRINGE BENEFITS.  The Employee shall be entitled to participate with
         ---------------
other Emplouees of the Employer in all sick pay, fringe benefits or deferred compensation plans as may be authorized and adopted from time to time by the Employer, subject to any applicable limitations of the service/plan provider, plan documents and/or government rules and regulations.

     6.   DUTIES.  The Employee shall serve as a Chief Accounting Officer of the
          ------
Employer and his duties shall include all duties incident to the management of said department, which shall include but not limited to __________________ and any other responsibilities as directed by the Employer. The Board of Directors or the Chief Executive Officer of the Employer may, at any time and from time to time, make such reasonable changes in the Employee's job title and/or job description and add to or subtract from the Employee's duties hereunder as theBoard of Directors or the Chief Executive Officer shall determine.

     7.   EXTENT OF SERVICES.  The Employee shall devote his/her full time and
          ------------------
attention to the Employer's business.

     8.   WORK FACILITIES.  The Employer will provide to the Employee tools and
          ---------------
equipment suitable and necessary to his/her position and appropriate for the performance of his/her duties all of which tools must be returned to the Employer upon severance or termination of the Employee's employment with the Employer.

     9.   DISCLOSURE OF CONFIDENTIAL INFORMATION; NON-COMPETITION.  The Employee
          -------------------------------------------------------
shall not, at any time from and after the Effective Date and throughout perpetuity, directly or indirectly, disclose or reveal all or any portion of the Confidential Information to any Person without the prior written consent of the Employer, except to Persons designated or employed by the employer; and the Employee shall not, directly or indirectly, use or exploit the Confidential Information at any time from and after the Effective Date and throughout perpetuity for any purpose other than in connection with Employee's employment duties and obligations; provided, however, that the foregoing commitments relating to disclosure shall not extend to any portion of the Confidential Information that is now or hereafter becomes, through no act or failure to act on the part of Employee, generally known to the industry on a non-confidential basis. The Employee acknowledges and recognizes that the Employer is engaged in a highly competitive industry that relies heavily on its employees for its continued viability; the Employee could, after training by and experience with the Employer, and after receiving some of the Employer's trade secrets and/or confidential information and gaining the goodwill of its customers, become a competitor and divert the business and goodwill of the Employer's customers.
The Employee acknowledges and recognizes that the Employee will, in the course of the Employee's employment, be personally entrusted with and exposed to the Employer's trade secrets and confidential information and that the Employer will suffer great loss if the Employee's employment were to terminate and the Employee thereafter, directly or indirectly, enters into competition with the Employer. Therefore, the Employee covenants and agrees that, at all times during his/her employment with the Employer, the Employee will not, directly or indirectly, engage or participate in any business or other activities that would directly conflict or compete with the best interests of the Employer with respect to business activities or opportunities within the United States

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and that for a period of two (2) years immediately following the termination of the Employee's employment, unless such termination is occasioned by the Employer, for no reason or for any reason other than a breach by the Employee prior to such termination of the provisions of Section 7 or Section 9 of this Agreement, the Employee will not, directly or indirectly or on behalf of or in conjunction with any Person, call upon any customer or customers of the Employer, or anyone who had been a customer of the Employer within two (2) years of the Employee's termination, for the purpose of soliciting, selling, or both, or supplying in any way to any of said customers, any products or services similar to the products or services sold, provided, distributed, designed or developed by the Employer. The Employee agrees that at no time during the term of his/her employment with the Employer, or for a period of two (2) years immediately following the termination of the Employee's employment, whether said termination is occasioned by the Employer, the Employee, or the mutual agreement of said parties, will the Employee for the Employee, whether directly or indirectly, or on behalf of or in conjunction with any other Person, solicit for employment or employ any Person employed by the Employer at any time during the twelve-month (12-month) period immediately preceding such solicitation of employment.

     The parties hereto, recognizing that irreparable injury will result to the Employer, its business and property, in the event of a breach of the provisions of this Agreement by the Employee, and that the Employee's employment is based primarily on this Agreement, hereby agree that in the event or any actual or threatened breach of the provisions of this paragraph by the Employee, the Employer shall be entitled, in addition to any other remedies and damages available, to an injunction to restrain the violation thereof by the Employee, the Employee's partners, agents, servants, employers, business associates, employees, and all persons acting for or with the Employee. The Employee represents and acknowledges that, in the event of termination of the Employee's employment for any cause whatsoever, the Employee's experiences and capabilities are such that the Employee can obtain employment in business engaged in other lines and/or of a different nature and that the enforcement of a remedy by an injunction will not prevent the Employee's earning a livelihood.

     10.  EXPENSES.  The Employee may incur reasonable expenses in conducting
          --------
and promoting the Employer's business, including expenses for travel and similar items. The Employer will reimburse the Employee for all such expenses upon the Employee's presentation of an itemized account of such expenditures and sufficient detail and evidence or documentation of such expenditures as may be required by applicable federal and state tax laws or regulations in order for the Employer to deduct such expenditures for income tax purposes.

     11.  VACATIONS.  The Employee shall be entitled to ten (10) days of paid
          ---------
vacation per year until the Employee shall have been continuously employed by the Employer for five (5) full years, after which time the Employee shall be entitled to an additional (5) days of paid vacation, thus having fifteen (15) total days of paid vacation per year. Vacation time must be used during the year in which it accrues and may not be carried over from one year to the next.

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     12.  DEATH OF EMPLOYEE.    In the event of the Employee's death, this
          -----------------
Agreement shall terminate immediately, and the Employee's estate shall be entitled to receive any earned but unpaid salary and Bonus due the Employee at the time of his/her death.

     13.  DISABILITY OF EMPLOYEE.  In the event the Employee becomes disabled
          ----------------------
during his/her employment with the Employer, which disability, in the opinion of the Employer, renders the Employee unable to perform the essential functions of the job for which he/she was hired for a period of more than thirty (30) consecutive days or more than sixty (60) cumulative days in any fiscal year of the Employer, then upon request from the Employee, the Employer may, but shall not be required to, investigate reasonable accommodations that may allow the Employee to continue performing his/her duties pursuant to this Agreement. If the Employer elects to not undertake such investigation or if, in the Employer's sole opinion, such investigation reveals that such reasonable accommodations can be made or that no such reasonable accommodations can be made without undue economic hardship to the Employer, then, unless applicable law requires otherwise, this Agreement shall terminate immediately upon written notice of such events to the Employee. Upon termination of this Agreement under this paragraph, the Employee shall be entitled to receive any earned but unpaid salary due the Employee through the date such notice is mailed to Employee. It is the intention of the Employer to comply with any laws or governmental regulations applicable to its relationship with its employees. Consequently, any provisions of such applicable laws or regulations that require the Employer take actions in respect of the Employee in the event of said Employee's becoming disabled during his/her employment with the Employer, shall be given effect notwithstanding the terms of this paragraph.

     14.  ARBITRATION.  Any controversy or claim arising out of or relating to
          -----------
this Agreement shall be settled by arbitration in accordance with the then governing rules of the American Arbitration Association for commercial matters and the Uniform Arbitration Act, if any, then in effect in the state in which the Employee resides (with the right of discovery for all parties as provided in the Rules of Civil Procedure applicable to actions commenced in the state courts of said state). Judgment upon the award rendered be entered and enforced in any court of competent jurisdiction. The arbitrator shall apply the rules of law.

     15.  NOTICES.  Any notice required or desired to be given under this
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Agreement shall be in writing sent by certified mail to the Employee's last known residence as shown in the records of Employer, or to the Employer's principal office, as the case may be and shall be deemed to have been received by the party to which it is sent on the third day after which it was mailed, postage prepaid, return receipt requested.

     16.  WAIVER OF BREACH.  The Employer's waiver of a breach of any provision
          ----------------
of this Agreement by the Employee shall not operate or be construed as a waiver of any subsequent breach by the Employee. No such waiver shall be valid unless in writing and signed by an authorized officer of the Employer.

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     17.  ASSIGNMENT.  The Employee acknowledges that his services are unique
          ----------
and personal. Accordingly, the Employee may not assign his rights and delegate his duties or obligations under this Agreement. The Employer's rights and obligations under this Agreement shall inure to the benefit of and shall be binding upon the Employer's successors and assigns.

     18.  ENTIRE AGREEMENT.  This Agreement (and the Option Agreement and the
          ----------------
Plan to the extent those documents are referred to herein) contain the entire understanding of the parties. This Agreement may not be waived, changed, modified, extended or discharged except by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. The Employer specifically acknowledges that any present or future employee manuals, guidelines or handbooks are for Employee's information only and do not form a part of this Agreement unless such additional present or future employee manuals, guidelines or handbooks are specifically incorporated herein by reference pursuant to a written amendment to this Agreement.

     19.  READINGS.  Headings in this Agreement are for convenience only and
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shall not be used to interpret or construe its provisions.

     20.  COUNTERPARTS.  This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     21.  GOVERNING LAW.  This Agreement and any actions related to this
          -------------
Agreement shall be governed by the laws of the State of New Mexico.

     22.  STOCK OPTION.  Subject to approval of the stockholders of STI of an
          ------------
amendment (the "Amendment") to the STI Incentive Stock Option Plan (the "Plan") to increase the number of shares of STI Common Stock (the "Common Stock") available thereunder to permit the grant of the Incentive Stock Options ("ISOs") contemplated in this Agreement, the Employer agrees to cause STI to grant to the Employee ISOs to acquire 30,000 shares of Common Stock subject to the terms of the Plan and an Option Agreement (the "Option Agreement"), the form of which is attached as EXHIBIT A to this Agreement, and this Agreement. Subject to the terms of the Plan, the date of the grant of the ISOs contemplated hereby shall be July 1, 1996. The Employer represents and warrants to the Employee that the Board of Directors of STI has passed a resolution to adopt the Amendment, subject only to the condition of approval of the Amendment by its stockholders, and that the Board of Directors of STI, or the appropriate committee thereof, has granted the ISOs contemplated hereby, subject only to said approval.

     In addition to the approval of the Amendment by STI's stockholders, the Employee's right to acquire the shares of Common Stock granted pursuant to the Option Agreement shall be subject to the following vesting schedule. 10,000 of said ISOs will become exercisable on the later of (i) the July 1, 1996 and (ii) the approval of the Amendment by STI's stockholders, and an additional 20,000 of the ISOs will become exercisable on July 1, 1997.

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     IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                                SPECIALTY CONSTRUCTORS, INC.,
                                  a New Mexico corporation



  /s/ Keith Hartnett             By:/s/ Michael R. Budagher
 ------------------------------     --------------------------------------------
 Keith Hartnett                     Michael R. Budagher, Chief Executive Officer

                                   EXHIBIT A

                               OPTION AGREEMENT

     OPTION AGREEMENT made this 20th day of June, 1996, between SPECIALTY TELECONSTRUCTORS, INC., a Nevada corporation, (the "Company") and Keith Hartnett (the "Employee"), an employee of SPECIALTY MANAGEMENT, INC., a New Mexico corporation (the "Employer") and a wholly-owned direct subsidiary of the Company.

     In consideration of the Employee's employment with the Employer, and in further consideration of the Employee devoting his time, energy, and skill to the service of the Employer, it is agreed:

     1. OPTION. The Company hereby grants to the Employee the option (the "Option" or the "Options") to purchase up to a total of 30,000 shares of the common stock of the Company (hereinafter referred to as the "Option Shares") on the terms hereinafter set forth. The Option set forth herein is specifically made pursuant to and is subject to all of the terms and conditions set forth in the 1994 Incentive Stock Option Plan of the Company, as amended (the "Plan") and such Plan is specifically incorporated herein by reference.

     2. PURCHASE PRICE. The purchase price payable for the Option Shares shall be the price per share as quoted on the NASDAQ last trade on July 1, 1996, payable in cash, by certified check or in stock of the Company. Payment of the purchase price and delivery of the Option Shares shall take place at the offices of the Company in Cedar Crest, New Mexico, within five (5) days after receipt by the Company of written notice of the exercise, in whole or in part, of the Options.

     3. VESTING; EXERCISE OF OPTION. This Option to purchase shall be exercisable by the Employee only pursuant to PARAGRAPH 7 of the Plan and shall not be exercisable after the expiration of ten (10) years from May 15, 1996. Subject to the foregoing limitation, 10,000 of said Options will become exercisable on the later of (i) the July 1, 1996 and (ii) the approval of the Amendment (as defined in that certain Employment Agreement dated June 20, 1996 (the "Employment Agreement")) by the Company's stockholders, and an additional 20,000 of the Options will become exercisable on July 1, 1997. To the extent that the Employee exercises his rights during the period of this Option Agreement to purchase less than the total amount of Option Shares offered hereunder, the number of Option Shares offered thereafter shall be accordingly reduced. However, in the case of an employee who owns (at the date the Option is granted) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of one or more of its subsidiary corporations, then this Option shall be exercisable by the Employee within a period of five (5) years from July 1, 1996. The Option shall be exercisable in writing by registered or certified mail to the Company.

     In the event the Employee ceases to be an Employee of the Employer, other than by death or disability or following a Change in Control (as defined in the Plan), except then, as otherwise set

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

forth herein or in the Plan, the right to exercise this Option shall immediately cease on the day of such termination. Notwithstanding anything to the contrary contained herein or in the Employment Agreement or the Plan, unless the Employee shall have ceased to be employed by the Employer prior to the occurrence of a Change in Control, the Employee shall continue to have the right to exercise this Option for a period of the longer of (i) the period otherwise provided in accordance with the Plan and (ii) ninety (90) days following the occurrence of said Change in Control.

     4. SEQUENTIAL EXERCISE. This Option is not exercisable while there is outstanding any incentive stock option which was granted before the granting of this stock option to the Employee to purchase stock in the Company.

     5. TRANSFERABILITY. This Option shall not be transferable by the Employee other than by will or by the laws of descent or distribution, and is exercisable during his lifetime only by him.

     6.   REPRESENTATION.  The Company represents the following:

          (a) During the term of this Option, it will erserve from its authorized and unissued common stock a sufficient number of shares to provide for delivery of stock pursuant to the exercise of this Option.

          (b) If, at any time prior to the complete exercise of this Option by the holder hereof, the Company offers any shares of common stock to the common stockholders as a class for subscription, in accordance with the preemptive of stockholders otherwise, the holder hereof shall be entitled to subscribe for the same number of shares of common stock or securities convertible into common stock as he would have been entitled to purchase had he fully exercised this Option.

     7. STOCKHOLDERS' RIGHTS. Except as provided in Paragraph 6(b), until the valid exercise of this Option, a Employee shall not be entitled to any rights of a stockholder in respect of the shares offered hereunder, but immediately upon the exercise of this Option and upon payment as provided herein, he shall be deemed a record holder of such stock.

     8. REPRESENTATION OF EMPLOYEE. The Employee understands that the shares to be issued pursuant to this Option Agreement may not be registered under the Securities Act of 1933, and agrees and represents that he will acquire such shares for investment and not with a view to their sale or distribution in such a manner as would require registration thereof under said Act, and that certificates representing said shares may have imprinted thereon such restrictive legends as the Company and its counsel may determine are necessary for compliance with said Act.

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

     IN WITNESS WHEREOF, the parties have signed this Agreement as of June 20, 1996.

                              SPECIALTY TELECONSTRUCTORS, INC.,
                                    a Nevada corporation



                              By:  /s/ Michael R. Budagher
                                  --------------------------------------------
                                  Michael R. Budagher, Chief Executive Officer



                                  /s/ Keith Hartnett
                                  --------------------------------------------
                                  Keith Hartnett

                                       9